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Exhibit 99.1

THE MILLS CORPORATION
SUPPLEMENTAL INFORMATION
Table of Contents
As of March 31, 2002

THE MILLS CORPORATION
OVERVIEW

The Company

        The Mills Corporation (the "Company") is a fully integrated, self-managed real estate investment trust ("REIT").

        The Company conducts all of its business through The Mills Limited Partnership ("the Operating Partnership"), in which it owned, as of March 31, 2002, a 1% interest as the sole general partner and a 63.48% interest as a limited partner. The Company, through the Operating Partnership, is engaged in the ownership, development, redevelopment, leasing, acquisition, expansion and management of super-regional, retail and entertainment-oriented centers (the "Mills" and "Block" projects) at various locations throughout the United States, two community shopping centers and a portfolio of 46 single tenant net lease properties ("Net Lease Properties"). As of March 31, 2002, the Operating Partnership owned or held an interest in the following Mills and Block projects and two community centers.

Arizona Mills	Tempe, AZ (Phoenix)
Arundel Mills	Anne Arundel County, MD (Baltimore, MD/Washington, DC)
Concord Mills	Concord, NC (Charlotte)
Discover Mills	Sugarloaf, GA (Atlanta)
Franklin Mills	Philadelphia, PA
Grapevine Mills	Grapevine, TX (Dallas/Forth Worth)
Gurnee Mills	Gurnee, IL (Chicago)
Katy Mills	Katy, TX (Houston)
Ontario Mills	Ontario, CA (Los Angeles)
Opry Mills	Nashville, TN
Potomac Mills	Woodbridge, VA (Washington, DC)
Sawgrass Mills and The Oasis at Sawgrass	Sunrise, FL (Ft. Lauderdale)
The Block at Orange	Orange, CA (Los Angeles)
COMMUNITY CENTERS
Concord Mills Marketplace	Concord, NC (Charlotte)
Liberty Plaza	Philadelphia, PA

        The Company is actively involved in the development or predevelopment of a number of projects, including Colorado Mills (Denver, CO), Madrid Xanadu (Madrid, Spain), St. Louis Mills (St. Louis, MO), Vaughan Mills (Toronto, Canada), Meadowlands Mills (Carlstadt, NJ) and San Francisco Piers 27-31 (San Francisco, CA).

        Additionally, the Operating Partnership owns MillsServices Corp. ("MSC"), a taxable REIT subsidiary formed in connection with the Company's initial public offering to provide development, management, leasing and financial services to entities owned by unconsolidated joint ventures of the Company. MSC does not perform any services to entities in which the Company is not a significant investor. MSC also owns 100% of Mills Enterprises, Inc. ("MEI"), an entity that owns 60% of FoodBrand L.L.C. ("FoodBrand") the Company's food and beverage entity that was created in 1999 to master lease, manage and operate food courts and restaurants at the Company's malls.

Cautionary Statement

        Certain information contained in this Supplemental Information package may constitute "forward-looking statements" for the purposes of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on current expectations and are not guaranties of future performance.

        Forward-looking statements, which can be identified by the use of forward-looking terminology such as "may", "will", "expect", "anticipate", "estimate", "would be" or "continue" or the negative thereof or other variations thereon or comparable terminology, are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends, and uncertainties are the general economic climate; the supply and demand for retail properties; interest rate levels; the availability to the Company of financing for its development projects; and other risks associated with the development, acquisition, and operation of retail properties, including risks that the development of a project may not be completed on schedule, that the Company may not be able to lease available space to tenants at favorable rental rates, that tenants will not take occupancy or pay rent in accordance with their leases, or that development or operating costs may be greater than anticipated, as well as those risks described in the section entitled "Risk Factors" in the Annual Report on Form 10-K filed on March 28, 2002 with the Securities and Exchange Commission.

        The Company undertakes no duty or obligation to publicly announce any revisions to, or updates of, these forward-looking statements that may result from future events or circumstances.

Funds From Operations:

        The Company generally considers Funds From Operations ("FFO") a widely used and appropriate measure of performance for an equity REIT which provides a relevant basis for comparison among REITs. FFO, as defined by the National Association of Real Estate Investment Trusts ("NAREIT"), means income (loss) before minority interest (determined in accordance with accounting principles generally accepted in the United States ("GAAP")), excluding gains (losses) from debt restructuring and sales of depreciated property, plus real estate related depreciation and amortization after adjustments for unconsolidated partnerships and joint ventures. FFO is presented to assist investors in analyzing the performance of the Company. The Company's method of calculating FFO may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. FFO (i) does not represent cash flow from operations as defined by GAAP, (ii) is not indicative of cash available to fund all cash flow needs and liquidity, including the ability to make distributions, and (iii) should not be considered as an alternative to net income (determined in accordance with GAAP) for purposes of evaluating the Company's operating performance.

THE MILLS CORPORATION
SUMMARY OF OPERATING PROPERTIES

        The following table presents certain information with respect to the operating properties.

Name/Location	Metropolitan Area Serviced	Year Opened/ Acquired	Total GLA (Sq. Ft.) (1)	Anchor Store GLA (Sq. Ft.) (1)	Specialty Store GLA (Sq. Ft.) (1)	No. of Anchor Stores (2)
Mills
Arizona Mills Tempe, AZ	Phoenix	1997	1,227,000	706,000	521,000	17
Arundel Mills Anne Arundel County, MD	Baltimore, MD/ Washington, DC	2000	1,163,000	625,000	538,000	13
Concord Mills Concord, NC	Charlotte	1999	1,247,000	691,000	556,000	17
Discover Mills Sugarloaf, GA	Atlanta	2001	1,088,000	566,000	522,000	12
Franklin Mills Philadelphia, PA	Philadelphia/ Wilmington	1989	1,739,000	1,146,000	593,000	19
Grapevine Mills Grapevine, TX	Dallas/Forth Worth	1997	1,546,000	1,027,000	519,000	19
Gurnee Mills Gurnee, IL	Chicago/ Milwaukee	1991	1,577,000	942,000	635,000	15
Katy Mills Houston, TX	Houston	1999	1,190,000	605,000	585,000	13
Ontario Mills Ontario, CA	Los Angeles	1996	1,455,000	954,000	501,000	22
Opry Mills Nashville, TN	Nashville	2000	1,113,000	595,000	518,000	16
Potomac Mills Woodbridge, VA	Washington, DC/ Baltimore, MD	1985	1,635,000	853,000	782,000	17
Sawgrass Mills and The Oasis at Sawgrass Sunrise, FL	Fort Lauderdale/ Miami/Palm Beach	1990/1999	2,132,000	1,305,000	827,000	22

Mills Totals			17,112,000	10,015,000	7,097,000	202

The Block
The Block at Orange	Los Angeles/Orange County	1998	655,000	385,000	270,000	10

Community Centers
Liberty Plaza	Philadelphia	1994	372,000	319,000	53,000	4
Concord Mills Marketplace	Charlotte, NC	2001	120,000	109,000	11,000	1

Community Centers Totals			492,000	428,000	64,000	5

(1)
Presents approximate gross leaseable area ("GLA") of each of the operating properties. Included in GLA is 973,000 square feet owned by certain store tenants located as follows: Potomac Mills—80,000 square feet; Franklin Mills—210,000 square feet; Sawgrass Mills—282,000 square feet; Gurnee Mills—251,000 square feet; Liberty Plaza—14,000 square feet; Ontario Mills—125,000 square feet; and Concord Mills Marketplace—11,000.

(2)
Anchor stores include all stores occupying at least 20,000 square feet and certain store tenants described in footnote (1).

THE MILLS CORPORATION
SUMMARY OF PROPERTIES UNDER CONSTRUCTION

Name/Location	Metropolitan Area Serviced	Anticipated Opening Date (1)	Approx. GLA (Sq. Ft.) (1)(2)	Estimated Aggregate Project Cost(1) (millions)	Required Equity from Company (millions)	Company's Equity at 3/31/02 (millions)	Anchor Store Tenant Commitments
Colorado Mills Lakewood, CO	Denver	Fall 2002	1,200,000	$201	$26	$21.4	9
Madrid Xanadu Madrid, Spain	Madrid	Spring 2003	1,200,000	$190	$60	$41.2	8

(1)
Anticipated opening dates, approximate GLA and estimated aggregate project cost are subject to adjustment as a result of factors inherent in the development process, some of which may not be under the direct control of the Company.

(2)
Approximate GLA includes space that may be owned by certain anchor store tenants.

THE MILLS CORPORATION
SUPPLEMENTAL FINANCIAL DATA
(In thousands, except per share data)

	Three Months Ended March 31,
	2002	2001
Statements of Operations Data:
Revenues:
Minimum rent	$27,047	$25,820
Percentage rent	189	53
Recoveries from tenants	12,392	11,904
Other property revenue	3,612	2,430
Management fee income from unconsolidated joint ventures	2,512	2,795
Other fee income from unconsolidated joint ventures	1,232	3,416

Total operating revenues	46,984	46,418

Expenses:
Recoverable from tenants	10,680	9,897
Other operating	1,372	903
General and administrative	3,296	3,123
Depreciation and amortization	10,345	9,367

Total operating expenses	25,693	23,290

Net	21,291	23,128
Other income and expenses:
Equity in earnings of unconsolidated joint ventures before extraordinary items	6,151	1,111
Interest income	1,235	836
Interest expense, net	(13,107)	(15,007)
Other income (expense)	30	(1,907)

Income before extraordinary items and minority interests:	15,600	8,161
Extraordinary losses on debt extinguishment	—	(16,157)

Income (loss) before minority interests:	15,600	(7,996)
Minority interests	(5,703)	3,218

Net income (loss)	$9,897	$(4,778)

Income per share before extraordinary items (Basic)	$0.34	$0.21

Income per share before extraordinary items (Diluted)	$0.33	$0.21

Net income (loss) per share (Basic)	$0.34	$(0.20)

Net income (loss) per share (Diluted)	$0.33	$(0.20)

Funds from Operations:
Income before extraordinary items and minority interests	$15,600	$8,161
Adjustments:
Add: Depreciation and amortization of real estate assets	9,497	8,515
Real estate depreciation and amortization of unconsolidated joint ventures	9,005	8,478

Funds from operations	$34,102	$25,154

Shares — Units Outstanding:
Basic:
Weighted average shares	28,992	23,396
Weighted average shares and units	45,789	39,224
Diluted:
Weighted average shares	29,853	23,647
Weighted average shares and units	46,651	39,475

THE MILLS CORPORATION
PROPERTY OPERATING INCOME
(unaudited, in thousands)

        The following table presents the property operating income for our wholly-owned properties and unconsolidated joint venture properties and provides details about certain line items within the Supplemental Financial Data shown on page 9. The information in the table is not intended to represent net income according to accounting principles generally accepted in the United States.

FOR THE THREE MONTHS ENDED MARCH 31, 2002

Wholly-Owned Properties	Stabilized Properties (2)	Net Lease Properties (3)	New Properties (4)	Total
Rental Revenues
Minimum rent	$24,259	$2,513	$275	$27,047
Percentage rent	189	—	—	189
Recoveries from tenants	12,363	—	29	12,392
Other property revenues	3,606	—	6	3,612

Total rental revenues	40,417	2,513	310	43,240

Property Operating Costs
Recoverable from tenants	10,680	—	—	10,680
Other operating (1)	1,372	—	—	1,372

Total property operating costs	12,052	—	—	12,052

Property Operating Income	$28,365	$2,513	$310	$31,188

Unconsolidated Joint Venture Properties	Stabilized Properties (2)	New Properties (4)	Other	Total
Rental Revenues
Minimum rent	$20,644	$26,331	$—	$46,975
Percentage rent	304	65	—	369
Recoveries from tenants	8,560	9,405	3	17,968
Other property revenues	2,109	1,959	—	4,068

Total rental revenues	31,617	37,760	3	69,380

Property Operating Costs
Recoverable from tenants	7,759	8,341	—	16,100
Other operating (1)	466	986	60	1,512

Total property operating costs	8,225	9,327	60	17,612

Property Operating Income (Loss)	$23,392	$28,433	$(57)	$51,768

(1)
Total property operating costs exclude management fees as follows: wholly owned properties of $1,022 and joint venture properties of $2,486.

(2)
Stabilized wholly-owned properties include Potomac Mills, Franklin Mills, Sawgrass Mills, (which includes The Oasis at Sawgrass), Gurnee Mills, Liberty Plaza, and Mainstreet, the Company's push cart program. Stabilized unconsolidated joint venture properties include Ontario Mills, Grapevine Mills, Arizona Mills, and The Block at Orange.

(3)
During the third and fourth quarters of 2000, the Company acquired a portfolio of 46 single tenant net lease properties from an unrelated third party.

(4)
The new wholly-owned property is Concord Mills Marketplace. New unconsolidated joint venture properties include Concord Mills, Katy Mills, Opry Mills, Arundel Mills and Discover Mills.

THE MILLS CORPORATION
PROPERTY OPERATING INCOME
(unaudited, in thousands)

        The following table presents the property operating income for our wholly-owned properties and unconsolidated joint venture properties and provides details about certain line items within the Supplement Financial Data shown on page 9. The information in the table is not intended to represent net income according to accounting principles generally accepted in the United States.

FOR THE THREE MONTHS ENDED MARCH 31, 2001

Wholly-Owned Properties	Stabilized Properties (2)	Net Lease Properties (3)	Disposed Properties (4)	Total
Rental Revenues
Minimum rent	$23,302	$2,518	$—	$25,820
Percentage rent	53	—	—	53
Recoveries from tenants	11,904	—	—	11,904
Other property revenues	2,137	—	293	2,430

Total rental revenues	37,396	2,518	293	40,207

Property Operating Costs
Recoverable from tenants	9,897	—	—	9,897
Other operating (1)	903	—	—	903

Total property operating costs	10,800	—	—	10,800

Property Operating Income	$26,596	$2,518	$293	$29,407

Unconsolidated Joint Venture Properties	Stabilized Properties (2)	New Properties (5)	Total
Rental Revenues
Minimum rent	$22,397	$21,225	$43,622
Percentage rent	339	330	669
Recoveries from tenants	9,089	7,986	17,075
Other property revenues	1,898	1,817	3,715

Total rental revenues	33,723	31,358	65,081

Property Operating Costs
Recoverable from tenants	8,467	6,968	15,435
Other operating (1)	1,225	774	1,999

Total property operating costs	9,692	7,742	17,434

Property Operating Income	$24,031	$23,616	$47,647

(1)
Total property operating costs exclude management fees as follows: wholly owned properties of $1,025 and joint venture properties of $2,274.

(2)
Stabilized wholly-owned properties include Potomac Mills, Franklin Mills, Sawgrass Mills, Gurnee Mills, Liberty Plaza, and Mainstreet, the Company's push cart program. Stabilized unconsolidated joint venture properties include Ontario Mills, Grapevine Mills, Arizona Mills, The Block at Orange and The Oasis at Sawgrass.

(3)
During the third and fourth quarters of 2000, the Company acquired a portfolio of 46 single tenant net lease properties (the "Net Lease Properties") from an unrelated third party.

(4)
During the third quarter of 2000, the Company sold ten of its community centers (the "Disposed Properties") to an unrelated third party.

(5)
New unconsolidated joint venture properties include Concord Mills, Katy Mills, Opry Mills and Arundel Mills.

THE MILLS CORPORATION
UNCONSOLIDATED JOINT VENTURES
NET INCOME AND FUNDS FROM OPERATIONS
(unaudited, in thousands)

	Three Months Ended March 31,
	2002	2001
Revenues:
Minimum rent	$46,975	$43,622
Percentage rent	369	669
Recoveries from tenants	17,968	17,075
Other revenues	4,068	3,715

Total revenues	69,380	65,081

Expenses:
Recoverable from tenants	16,100	15,435
Other operating expenses (1)	3,998	4,273
Depreciation and amortization	24,331	21,795

Total expenses	44,429	41,503

Net	24,951	23,578
Other Income (Expense):
Interest income	785	1,345
Interest expense	(21,243)	(22,919)
Other income (expense)	1,054	447

Income before Gain on Land Sales	5,547	2,451
Gain on land sales	4,740	—

Net Income	$10,287	$2,451

Mills share of net income	$6,151	$1,111

Reconciliation of Net Income to Funds From Operations:
Net Income	$10,287	$2,451
Adjustments:
Depreciation and amortization of real estate assets	24,331	21,795

Funds From Operations	$34,618	$24,246

Mills Allocations:
Mills share of FFO	$15,156	$9,589
Management fees due Mills	1,957	1,944

Total Mills FFO	$17,113	$11,533

(1)
Total property operating costs include management fees of $2,486 and $2,274 for the three months ended March 31, 2002 and 2001, respectively.

THE MILLS CORPORATION
RENTAL RATES
(unaudited)

        The following tables present the average base rent per leased square foot of store openings and closings for the anchor and specialty store tenants in the aggregate for the three months ended March 31, 2002 and for the four years ended December 31, 2001, 2000, 1999 and 1998 (except as noted in footnote (1)).

ANCHOR STORES
	Store Openings During Period		Store Closings During Period		Re-leasing Spread (2)
Period	Average Base Rent Per Sq. Ft.	Total Sq. Ft.	Average Base Rent Per Sq. Ft.	Total Sq. Ft.
Three Months Ended March 31, 2002	$8.08	61,265	$5.09	309,523	$2.99	58.74%
Year Ended December 31, 2001	15.94	133,185	7.54	498,868	8.41	111.48%
Year Ended December 31, 2000	14.24	313,287	10.16	177,003	4.08	40.16%
Year Ended December 31, 1999	10.39	297,754	9.05	112,302	1.34	14.81%
Year Ended December 31, 1998	11.94	234,059	8.48	224,636	3.46	40.80%
SPECIALTY STORES
	Store Openings During Period		Store Closings During Period		Re-leasing Spread (2)
Period	Average Base Rent Per Sq. Ft.	Total Sq. Ft.	Average Base Rent Per Sq. Ft.	Total Sq. Ft.
Three Months Ended March 31, 2002	$29.52	144,774	$26.87	206,343	$2.65	9.87%
Year Ended December 31, 2001	28.63	618,806	24.58	829,916	4.05	16.48%
Year Ended December 31, 2000	29.07	423,771	25.16	391,141	3.91	15.54%
Year Ended December 31, 1999	26.09	318,864	24.50	454,633	1.59	6.49%
Year Ended December 31, 1998	23.43	405,408	21.80	339,988	1.63	7.48%

(1)
Opry Mills, Arundel Mills and Discover Mills are excluded from this analysis, because they are in their initial lease-up phase. For the same reason, Grapevine Mills and Arizona Mills are excluded for 1998, The Block at Orange is excluded for 1999 and 2000, and The Oasis at Sawgrass, Concord Mills and Katy Mills are excluded for 2000.

(2)
The re-leasing spread is the difference between per square foot openings and per square foot closings. The re-leasing spreads for the three months ended March 31, 2002 may not be representative of annualized leasing spreads due to the limited time period.

THE MILLS CORPORATION
AVERAGE RENTS
(unaudited)

        The following table presents certain information regarding operating rents with respect to the existing Mills and The Block at Orange annualized as of March 31, 2002 and for the four years ended December 31, 2001, 2000, 1999 and 1998.

		MINIMUM PLUS PERCENTAGE RENT (1)(4)
			Total Stores		Anchor Stores		Specialty Stores
Year		Average Percent Leased (2)	Total	Per Sq. Ft.	Total	Per Sq. Ft.	Total	Per Sq. Ft.
2002		92%	$282,605,200	$18.39	$102,043,104	$11.15	$180,562,096	$29.06
2001		93%	266,706,922	18.23	95,274,378	10.92	171,432,544	29.03
2000		95%	219,861,786	17.12	78,834,651	10.08	141,027,135	27.94
1999	(3)	96%	166,145,597	16.41	57,382,233	9.55	108,763,364	26.43
1998	(3)	96%	143,417,531	15.41	47,700,311	8.65	95,717,220	25.24

(1)
Amounts exclude Mainstreet rental income of $3,420,000 for 2002, $4,708,000 for 2001, $4,308,000 for 2000, $2,659,000 for 1999, and $2,511,000 for 1998.

(2)
Average percent leased is defined as total average space leased for which rent was being paid, excluding tenants with leases having a term of less than one year.

(3)
Annual rent excludes $500,000 of ground lease rent for 1999 and $800,000 of ground lease rent for 1998.

(4)
Amount excludes rental income for those projects that opened in the reported year.

THE MILLS CORPORATION
SUMMARY OF OUTSTANDING CONSOLIDATED INDEBTEDNESS
As of March 31, 2002
(Dollars in thousands)
(unaudited)

        As of March 31, 2002, the Company had outstanding consolidated indebtedness in an aggregate amount of approximately $1,036 million (excluding its pro rata share of unconsolidated joint venture debt) as set forth below:

	Principal Balance	Interest Rate Type	Annual Interest Rate	Annual Interest		Maturity Date		Recourse to Company or Operating Partnership
Potomac Mills/Gurnee Mills	$352,104	Fixed	7.460%	$26,267		3/10/11	(1)	0%
Franklin Mills/Liberty Plaza								0%
Tranche A	104,796	Fixed	7.882%	8,260		5/5/07	(2)	0%
Mortgage Loan	19,040	Fixed	7.440%	1,417		5/5/07	(2)	0%
Mortgage Loan	12,386	Fixed	6.220%	770		5/5/07	(2)	0%
Sawgrass Mills
Mortgage Loan	252,227	Fixed	7.180%	18,110		7/7/06	(3)	0%
Mezzanine Loan	31,097	Variable	7.340%(4)	2,283	(4)	7/7/06		0%
The Oasis at Sawgrass
Mortgage Loan	46,020	Fixed	7.180%	3,304		7/7/06	(3)	0%
Mezzanine Loan	5,674	Variable	7.340%(4)	416	(4)	7/7/06		0%
CVS Portfolio	35,967	Fixed	7.960%	2,863		10/10/10		0%
CVS Portfolio	28,330	Fixed	9.350%	2,649		1/10/23		0%
CVS Portfolio	39,462	Fixed	6.498%	2,564		8/6/18		0%
Concord Mills Residual III	13,119	Variable	LIBOR + 225bp	542	(5)	12/31/02		100%	(6)

Total Property Mortgages	$940,222			$69,445

Mainstreet Retail	11,250	Variable	LIBOR + 425bp	689	(5)	7/21/10		100%	(7)
FoodBrand (Katy/Franklin/Opry)	9,220	Fixed	11.098%	1,022		7/15/05		100%	(8)
FoodBrand (Arundel)	1,977	Fixed	9.249%	183		10/30/05		100%	(8)
Corporate Term Loan	45,000	Variable	LIBOR + 225bp	1,858	(5)	6/1/03		0%
Corporate Line of Credit	25,500	Variable	LIBOR + 275bp	1,180	(5)	6/1/02	(9)	100%
Sawgrass Residual	2,871	Variable	LIBOR + 165bp	101	(5)	1/18/03		0%

Total Consolidated Indebtedness	$1,036,040			$74,478

(1)
The debt is a 30-year amortizing loan with an anticipated balloon repayment date of March 10, 2011. In the event the mortgage loan is not repaid by the effective maturity date (March 10, 2011), the annual interest rate for each note will be increased to the greater of the stated rate plus 5% or the existing treasury rate plus 5%.

(2)
This indebtedness is a 30-year amortizing loan with an anticipated balloon repayment on May 5, 2007. In the event the mortgage loan is not repaid by the anticipated balloon repayment date, the annual interest rate will be increased by 5% per annum in excess of the stated interest rate. In addition, excess cash flow available after payment of the increased interest rate and scheduled amortization will be used to reduce the principal balance of the loan.

(3)
The debt is a 5-year amortizing mortgage loan with an anticipated balloon repayment of July 6, 2006. The total loan amount is $300,000 of which $253,709 was allocated to Sawgrass Mills and $46,291 was allocated to The Oasis at Sawgrass.

(4)
The loan bears interest at LIBOR plus 4.50%. However interest on the loan has been fixed through June 7, 2003 due to an interest rate swap which locks in LIBOR at 2.84% on a notional amount of $37,000.

(5)
Calculated using 30-day LIBOR at 1.87875%, which was the rate at March 31, 2002.

(6)
The total commitment under this construction loan is $15,000. Funds are available subject to certain performance measures and restrictive covenants. The loan is fully guaranteed by the Company.

(7)
The collateral for the loan is the pushcarts and kiosks that are owned by Mainstreet Retail, an affiliate of the Company. The loan is fully guaranteed by the Company.

(8)
The indebtedness relates to capital leases for leasehold improvements and equipment for FoodBrand operations at Katy Mills, Franklin Mills, Opry Mills, and Arundel Mills. The leases have five year lease terms and are fully guaranteed by the Company.

(9)
The total commitment under the revolving loan is $75,000. Funds are available subject to certain performance measures and restrictive covenants. The line bears interest at a variable rate ranging from 175 basis points to 275 basis points over LIBOR subject to certain leverage tests. The Company is currently negotiating the refinancing of this unsecured revolving loan. We are currently trying to expand the revolving loan to approximately $150 million, which we anticipate will be refinanced prior to its maturity on June 1, 2002.

THE MILLS CORPORATION
SUMMARY OF OUTSTANDING UNCONSOLIDATED INDEBTEDNESS
As of March 31, 2002
(Dollars in thousands)
(unaudited)

	Principal Balance	Total Commitment	Interest Rate Type	Annual Interest Rate	Annual Interest		Maturity Date (24)		Recourse to Company or Operating Partnership
Arizona Mills	$144,410		Fixed	7.895%	$11,401		10/5/10		0.0%
Grapevine Mills	155,000		Fixed	6.470%	10,029		10/1/08	(1)	0.0%
Grapevine Mills II	14,366		Fixed	8.390%	1,205		11/5/08	(2)	0.0%
Ontario Mills	140,055		Fixed	6.750%	9,454		12/1/08	(3)	0.0%
Ontario Mills II	10,407		Fixed	8.010%	834		1/5/09		0.0%
The Block at Orange (4)	133,409		Fixed(4)	8.000%	10,604		5/1/06		19.0%	(5)

Total	$597,647				$43,527

Concord Mills	$179,865	$199,000	Variable	LIBOR + 110bp(6)	$5,403	(6)	12/2/02	(7)	10.0%	(8)
Katy Mills	145,035	147,684	Variable	LIBOR + 175bp	5,263	(9)	3/31/03	(10)	29.0%	(11)
Opry Mills	172,873	176,500	Fixed(12)	LIBOR + 175bp	13,747	(12)	9/30/02	(13)	50.0%	(14)
Arundel Mills	177,048	191,000	Variable	LIBOR + 140bp(15)	6,587	(15)	5/23/03	(16)	10.0%	(17)
Arundel Mills Residual	3,560	10,000	Variable	LIBOR + 200bp	138	(9)	6/8/02	(18)	25.0%	(19)
Discover Mills	153,945	182,243	Variable	LIBOR + 225bp(20)	7,663	(18)	4/16/04		50.0%	(21)
Colorado Mills	18,759	160,000	Variable	LIBOR + 225bp(22)	775	(9)	3/29/05	(16)	100.0%	(23)

Total	$851,085	$1,066,427			$39,576

Total Unconsolidated Indebtedness	$1,448,732	$1,066,427			$83,103

(1)
This indebtedness is a 30-year amortizing loan with an anticipated repayment date of October 1, 2008. The loan has an interest only payment period through September 1, 2002. In the event the mortgage loan is not repaid by the anticipated balloon repayment date, the annual interest rate will be the greater of (i) the loan interest rate plus 2% or (ii) the yield calculated by linear interpolation of the yields of noncallable United States Treasury obligations with terms (one longer and one shorter) most nearly approximating the period from such date of determination to the anticipated repayment date.

(2)
This indebtedness is a 30-year amortizing loan with a balloon payment date of November 5, 2008.

(3)
This indebtedness is a 30-year amortizing loan with an anticipated repayment date on December 1, 2008. In the event the mortgage is not repaid by the anticipated balloon repayment date, the annual interest rate will be the greater of (i) the loan interest rate plus 5% or (ii) the Treasury Rate plus 5%.

(4)
This indebtedness is evidenced by two loans: a permanent loan in the amount of $108,000 and a mezzanine loan in the amount of $27,000. Interest on the loans is considered to be fixed through May 1, 2006 due to an interest rate swap which effectively fixed the interest rate at 8%.

(5)
The mezzanine portion of the loan is guaranteed 100% by the Company. As of March 31, 2002, the guaranteed amount was $25,409.

(6)
The interest rate was LIBOR plus 135 basis points until completion and occupancy requirements were met and the interest rate was reduced to LIBOR plus 120 basis points. The interest rate was further reduced to LIBOR plus 110 basis points when the project achieved a DSC ratio for three months of 1.35. Additionally, the Company entered into a LIBOR contract to fix LIBOR at 1.9225% on a notional amount of $178,100 maturing July 22, 2002.

(7)
The loan had an original maturity date of December 2, 2001. The Company exercised the first of two one year options to extend the maturity date to December 2, 2002.

(8)
The loan is guaranteed severally by the Company (50%) and Simon Property Group, L.P. (50%) and can be reduced as follows: (i) as of closing, the "Guaranteed Amount" was 100% of loan amount; (ii) reduced to 50% upon achieving completion and occupancy requirements; (iii) reduced to 35% upon achieving a DSC ratio of 1.20 for three consecutive months; (iv) and reduced to 20% upon achieving a DSC ratio of 1.35 for three consecutive months subsequent to the prior condition. As of March 31, 2002, the Company's Guaranteed Amount was 10.0%.

(9)
Calculated using 30-day LIBOR at 1.87875%, which was the rate at March 31, 2002.

(10)
The loan had an original maturity date of March 31, 2002. The Company exercised a one year extension to extend the maturity date March 31, 2003.

(11)
The principal is guaranteed by the Company and can be reduced as follows: (i) as of closing, the "Guaranteed Amount" was $168 million of the loan amount; (ii) upon completion of construction, the grand opening of the project and a DSC ratio of 1.00 the Guaranteed Amount will reduce to $84 million. (iii) and upon achieving a DSC ratio of 1.25 the Guaranteed Amount will reduce to $42 million. As of March 31, 2002, the Guaranteed Amount was $42 million.

(12)
A portion of the interest is considered fixed, since the variable portion of the interest rate has a cap of 7.00% and a floor of 6.275% through September 29, 2002 on the notional amount of $170,000.

(13)
The loan has a term of three years with a one-year extension option.

(14)
The principal is guaranteed by the Company and can be reduced as follows: (i) as of closing, the "Guaranteed Amount" was 100% of loan amount; (ii) upon completion of construction, fulfilling certain occupancy requirements as defined per construction loan agreement and a DSC ratio of 1.10 the "Guaranteed Amount" will reduce to 50%. On September 29, 2000, the Company entered into a modification agreement whereby the loan commitment was increased from $168,000 to $176,000. As of March 31, 2002, the guarantee amount was 50%.

(15)
The interest rate was LIBOR plus 165 basis points until completion of occupancy requirements were met and the interest rate was LIBOR plus 150 basis points. The interest rate was further reduced to LIBOR plus 140 basis points when the project achieved a DSC ratio for three months of 1.35. Effective January 25, 2002 the Company entered into a LIBOR contract to fix LIBOR at 2.33875% on a notional amount of $170,035 maturing January 23, 2003.

(16)
The loan has a term of three years with two one-year extension options.

(17)
The principal and interest are guaranteed by the Company and Simon Property Group. The Company's guarantee may be reduced as follows: (i) upon closing the construction loan, the "Guaranteed Amount" was 50% of loan amount, (ii) upon completion of construction, and fulfilling certain occupancy requirements as defined in the construction loan agreement, the Guaranteed Amount was reduced to 25%; (iii) upon achieving a DSC ratio of 1.20 the Guaranteed Amount was reduced to 17.5%; (iv) upon achieving a DSC ratio of 1.35 for three consecutive months subsequent to the prior condition the Guaranteed Amount was reduced to 10%. As of March 31, 2002, the Guaranteed Amount was 10%.

(18)
The loan has a maturity date of June 8, 2002 with an option to extend the maturity for one year.

(19)
The principal is guaranteed by the Company and Simon Property Group and is limited to 25% of principal and interest.

(20)
The interest rate will be LIBOR plus 225 basis points until the construction phase completion date has occurred, the DSC ratio has equaled or exceeded 1.25, the occupancy requirements are met, and there has been no event of default. Once achieved, the interest rate will be LIBOR plus 200 basis points. The interest rate can be further reduced to LIBOR plus 175 basis points when the project achieves a DSC ratio of 1.40 and the borrower has prepaid at least $10 million of the principal amount. Additionally, the Company entered into a swap that fixed LIBOR at 2.91% on a notional amount of $126.7 million maturing on June 1, 2003.

(21)
The principal and interest are guaranteed by the Company and may be reduced as follows: (i) upon completion of the construction phase, satisfaction of leasing and occupancy requirements per the loan agreement, and achievement of a DSC ratio of 1.10, the Guaranteed Amount will be 50% of the loan amount; or (ii) upon satisfaction of the previous conditions, leasing and occupancy requirements, and a DSC ratio of 1.25, the Guaranteed Amount will be 25% of the loan amount. As of March 31, 2002, the Guaranteed Amount was 50%.

(22)
The interest rate will be LIBOR plus 225 basis points until completion and occupancy requirements are met and the property achieves a DSC ratio of 1.20. Once achieved, the interest rate will be LIBOR plus 200 basis points. The interest rate can be further reduced to LIBOR plus 187.5 basis points when the project meets leasing and occupancy requirements defined in the construction loan agreement and achieves a DSC ratio of 1.25. The interest rate can be further reduced to LIBOR plus 175 basis points when the project meets leasing and occupancy requirements defined in the construction loan agreement and achieves a DSC ratio of 1.40. However, in no event shall there be more than one reduction per calendar quarter.

(23)
The principal and interest are guaranteed by the Company and may be reduced as follows: (i) upon completion of the construction phase, satisfaction of leasing and occupancy requirements per the construction loan agreement and achievement of a DSC ratio of 1.10, the Guaranteed Amount will be 50% of the loan amount; or (ii) upon satisfaction of the previous conditions, leasing and occupancy requirements, and a DSC ratio of 1.30, the Guaranteed Amount will be 30% of the loan amount; (iii) upon satisfaction of all previous conditions, leasing and occupancy requirements, and a DSC ratio of 1.50, the Guaranteed Amount will be 20% of the loan amount. As of March 31, 2002 the Guaranteed Amount was 100%.

(24)
Maturity date excludes any option periods for Concord Mills, Opry Mills, Arundel Mills, Discover Mills and Colorado Mills.

THE MILLS CORPORATION
SPECIALTY STORE TENANT REPORTED SALES ANALYSIS
(unaudited)

Gross Sales (PSF)(1)
Twelve Months Ended March 31,	Current Year(2)	Prior Year	Percentage Change
2002	$330	$341	(3.2)%
2001	354	340	4.1%
2000	340	330	3.0%
Comparable Sales (in thousands)(3)
Three Months Ended March 31,	Current Year(4)	Prior Year	Percentage Change
2002	$287,465	$300,864	(4.4)%
2001	254,026	251,093	1.2%
2000	245,056	242,310	1.1%

(1)
The amounts presented above represent gross sales per square foot ("PSF") as reported by our specialty store tenants for each of the twelve-month periods ended March 31, 2002, 2001 and 2000 and includes for both current and prior year periods only those projects that the Company believes have achieved stabilized performance levels.

        Those projects included in the respective years are as follows:

2002	Potomac Mills, Franklin Mills, Sawgrass Mills, Gurnee Mills, Ontario Mills, Grapevine Mills, Arizona Mills, The Block at Orange, The Oasis at Sawgrass, Concord Mills and Katy Mills.
2001	Potomac Mills, Franklin Mills, Sawgrass Mills, Gurnee Mills, Ontario Mills, Grapevine Mills, Arizona Mills, The Block at Orange and The Oasis at Sawgrass.
2000	Potomac Mills, Franklin Mills, Sawgrass Mills, Gurnee Mills, Ontario Mills, Grapevine Mills, Arizona Mills, and The Block at Orange.
(2)
Excluding Sawgrass Mills and Arizona Mills, which were impacted by the tragic events of September 11th, gross reported specialty sales per square foot were $317 for the twelve months ended March 31, 2002 versus $314 for the twelve months ended March 31, 2001 or an increase of 1.0%.

(3)
For each of the years presented above, comparable sales include only those tenants that have been in occupancy for the prior 15-month periods ended March 31, 2002, 2001, and 2000, respectively, as compared with sales for those same tenants as of March 31 of the prior year. Opry Mills, Arundel Mills and Discover Mills which opened May 2000, November 2000, and November 2001, respectively, are excluded from this analysis, since these projects have not achieved stabilized performance levels.

(4)
Excluding Sawgrass Mills and Arizona Mills, which were impacted by the tragic events of September 11th, comparable sales were $204,528 for the three months ended March 31, 2002 versus $205,299 for the three months ended March 31, 2001 or a decrease of 0.4%.

THE MILLS CORPORATION
CAPITAL EXPENDITURES
March 31, 2002
(unaudited)

Mills, Block and Community Centers Combined (1)(2)(3)

		Years Ended December 31,
	Three Months Ended March 31, 2002
		2001	2000
Recurring Non-Tenant Capital Expenditures (4)
Costs	$41,626	$1,188,795	$1,173,885
Per Square Foot (5)	0.01	0.11	0.10
Recurring Tenant Improvement/Leasing Costs (6)
Costs	$511,113	$1,821,232	$3,617,617
Per Square Foot Improved (7)	3.73	8.82	7.60
Per Square Foot (5)	0.08	0.20	0.37
Total Recurring Costs
Costs	$522,740	$3,010,027	$4,791,502
Per Square Foot (5)	0.09	0.31	0.47
Non-Recurring Tenant Improvements/Leasing Costs (6)
Costs (8)	$655,843	$11,561,703	$27,614,724
Per Square Foot Improved (9)	7.30	14.06	61.40
Per Square Foot (5)	0.12	1.08	2.25
Work in Process (10)
Cumulative Improved Costs	$9,991,825	$9,903,298	$1,989,851
Cumulative Improved Costs Per Square Foot (11)	23.41	29.00	13.92

(1)
Analysis excludes projects that have not reached stabilized performance levels.

(2)
Capital expenditures include only the Company's share of costs related to the joint venture projects.

(3)
The Company sold ten community centers during the third quarter of 2000.

(4)
Recurring non-tenant capital expenditures include expenditures that are neither tenant related nor recoverable from tenants.

(5)
Expenditures divided by total GLA of the properties (excluding space owned by certain anchor store tenants).

(6)
Recurring and non-recurring tenant improvements/leasing costs are comprised of tenant-specific costs, including tenant improvements, tenant allowances and capitalized internal leasing costs.

(7)
Calculated as recurring tenant improvements/leasing costs divided by GLA of all recurring store openings (including spaces requiring no expenditures.)

(8)
Includes expansion costs for Franklin Mills and Gurnee Mills and non-recurring remerchandising costs. Excludes expansion costs for Sawgrass Mills Phase III (The Oasis at Sawgrass), Ontario Mills and Grapevine Mills.

(9)
Calculated as non-recurring tenant improvements/leasing costs divided by GLA of all non-recurring store openings.

(10)
Work in process is comprised of construction in progress that will be shown as recurring tenant improvement/leasing costs or non-recurring tenant improvement/leasing costs when the work is completed.

(11)
Calculated as work in process divided by GLA of all space with work in process.

THE MILLS CORPORATION
KEY FINANCIAL RATIOS
(Dollars in thousands except ratio and per share data)
(unaudited)

	As of and for the Twelve Months Ended March 31,
	2002	2001
COVERAGE RATIOS (Trailing 12 months EBITDA with JV's, Interest Expense with JV's)
Consolidated Interest Expense (net of loan cost amortization)	$51,808	$54,929
JV Portion of Interest Expense (net of loan cost amortization) (1)	32,738	32,801

Total Interest Expense	$84,546	$87,730

Interest Coverage Ratio (EBITDA / Interest Expense)	2.69	2.39
Fixed Charge Ratio (EBITDA / Interest Expense and Principle Amortization)	2.34	2.17
LEVERAGE RATIOS
Consolidated Debt to Market Capitalization Ratio	42.6%	55.6%
Consolidated Debt plus Convertible Preferred Stock to Market Capitalization Ratio	45.7%	55.6%
Total Debt to Market Capitalization Ratio (includes the Company's Share of JV Debt)	52.9%	65.3%
Total Debt plus Convertible Preferred Stock to Market Capitalization Ratio (includes the Company's Share of JV Debt)	55.5%	65.3%
PAYOUT RATIOS (Trailing 12 months)
Dividends Paid	$89,914	$81,623
Funds from Operations	$130,420	$106,815
Adjusted Funds from Operations	$127,284	$103,165
FFO Payout Ratio (Dividends / FFO)	0.69	0.76
AFFO Payout Ratio (Dividends / AFFO)	0.71	0.79
DEBT INDICATORS
Weighted Average Maturity (Includes the Company's Share of JV Debt)	5.5 yrs	5.19 yrs
Weighted Average Interest Rate (Consolidated Debt Only)	7.19%	7.70%
Weighted Average Interest Rate (Includes the Company's Share of JV Debt)	6.78%	7.42%
Fixed Rate Debt % (Consolidated Debt Only)	90.57%	59.10%
Fixed Rate Debt % (Includes the Company's Share of JV Debt) (2)	81.89%	58.20%

(1)
Includes annualized interest expense for Discover Mills for 2002 and Opry Mills and Arundel Mills for 2001.

(2)
Assumes Opry Mills as fixed rate debt, since the variable portion of the interest rate has a cap of 7.00% and a floor of 6.275% and assumes Sawgrass Mills mezzanine debt, The Block at Orange debt and a portion of the Discover Mills debt as a fixed rate debt due to swaps put in place to fix the LIBOR rate on these loans.

THE MILLS CORPORATION
KEY FINANCIAL RATIOS (Continued)
(Dollars in thousands except ratio and per share data)
(unaudited)

	As of and for the Twelve Months Ended March 31,
	2002	2001
MARKET CAPITALIZATION CALCULATIONS
Shares and units outstanding (end of quarter)	47,288	39,541
Stock price (end of quarter)	$27.960	$20.890

Equity Market Capitalization (A)	$1,322,172	$826,011

Consolidated Debt (end of quarter)	$1,036,040	$1,035,198
Mills Share of JV Debt (end of quarter)	536,246	517,188

Total Debt (B)	$1,572,286	$1,552,386

Convertible Preferred Stock (C)	$75,000	$—

Total Market Capitalization (A) + (B) + (C)	$2,969,458	$2,378,397

EBITDA CALCULATION
Income Before Extraordinary Items and Minority Interest	$58,900	$59,868
Less: Equity in Earnings of Unconsolidated JVs before Extraordinary Items	(17,565)	(15,667)
Less: Sale of Community Centers	—	(18,370)
Plus: Consolidated Depreciation and Amortization	38,799	41,082
Plus: Consolidated Interest Expense	55,837	54,929
Plus: JV Share of EBITDA from JV Investments(1)	91,698	87,743

Total EBITDA	$227,669	$209,585

FFO and AFFO
Funds from Operations	$130,420	$106,815
Less: Recurring Capital Expenditures	3,136	(3,650)

Adjusted Funds From Operations	$127,284	$103,165

(1)
Includes annualized EBITDA for Discover Mills in 2002 and Opry Mills and Arundel Mills for 2001.

QuickLinks

  Exhibit 99.1
THE MILLS CORPORATION SUPPLEMENTAL INFORMATION Table of Contents As of March 31, 2002
THE MILLS CORPORATION OVERVIEW
THE MILLS CORPORATION SUMMARY OF OPERATING PROPERTIES
THE MILLS CORPORATION SUMMARY OF PROPERTIES UNDER CONSTRUCTION
THE MILLS CORPORATION SUPPLEMENTAL FINANCIAL DATA (In thousands, except per share data)
THE MILLS CORPORATION PROPERTY OPERATING INCOME (unaudited, in thousands)
THE MILLS CORPORATION PROPERTY OPERATING INCOME (unaudited, in thousands)
THE MILLS CORPORATION UNCONSOLIDATED JOINT VENTURES NET INCOME AND FUNDS FROM OPERATIONS (unaudited, in thousands)
THE MILLS CORPORATION RENTAL RATES (unaudited)
THE MILLS CORPORATION AVERAGE RENTS (unaudited)
THE MILLS CORPORATION SUMMARY OF OUTSTANDING CONSOLIDATED INDEBTEDNESS As of March 31, 2002 (Dollars in thousands) (unaudited)
THE MILLS CORPORATION SUMMARY OF OUTSTANDING UNCONSOLIDATED INDEBTEDNESS As of March 31, 2002 (Dollars in thousands) (unaudited)
THE MILLS CORPORATION SPECIALTY STORE TENANT REPORTED SALES ANALYSIS (unaudited)
THE MILLS CORPORATION CAPITAL EXPENDITURES March 31, 2002 (unaudited)
THE MILLS CORPORATION KEY FINANCIAL RATIOS (Dollars in thousands except ratio and per share data) (unaudited)
THE MILLS CORPORATION KEY FINANCIAL RATIOS (Continued) (Dollars in thousands except ratio and per share data) (unaudited)